UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Arbor Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-0057959 (IRS Employer Identification No.)

333 Earle Ovington Boulevard, Suite 900 Uniondale, New York (Address of principal executive offices)	11553 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per Share	The New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-242377

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of the Series F Preferred Stock” in the Arbor Realty Trust Inc.’s (the “Registrant”) Prospectus Supplement dated October 4, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Capital Stock— Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3 (File No. 333-242377), which became automatically effective upon filing with the Commission on August 7, 2020, which information is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Incorporation of Arbor Realty Trust, Inc. *
3.2	Articles of Amendment to Articles of Incorporation of Arbor Realty Trust, Inc. **
3.3	Amended and Restated Bylaws of Arbor Realty Trust, Inc. ***
3.4	Articles Supplementary of 6.375% Series D Cumulative Redeemable Preferred Stock****
3.5	Articles Supplementary of 6.25% Series E Cumulative Redeemable Preferred Stock*****
3.6	Articles Supplementary of 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
4.1	Specimen 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110472), as amended, filed November 13, 2003.

**	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

***	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed December 1, 2020.

****	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed June 2, 2021.

*****	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed August 11, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 12, 2021

ARBOR REALTY TRUST, INC.

/s/ Paul Elenio
Name: Paul Elenio
Title: Chief Financial Officer

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